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                                                                    EXHIBIT 10.9

                             CYBERIAN OUTPOST, INC.
                          DIRECTOR STOCK OPTION POLICY

   The Board of Directors of Cyberian Outpost, Inc. (the "Company") has determined to adopt a policy whereby the Company will grant Non-Qualified Stock Options to certain directors of the Company to provide an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors. This policy shall be governed by and administered in accordance with the Amended and Restated Cyberian Outpost, Inc. 1998 Employee, Director and Consultant Stock Plan (the "Plan"). Terms not otherwise defined herein shall have the meanings set forth in the Plan.

   Subject to the availability of Shares under the Plan, each director of the Company who is not an employee of the Company or any Affiliate and who, in the case of each director other than Michael Murray, was not originally elected or appointed to the Company's Board of Directors as a result of an agreement or arrangement between the Company and a stockholder of the Company (each, an "Outside Director") shall be granted upon his or her initial election or appointment a Non-Qualified Option to purchase 15,000 Shares. Each Outside Director who is a member of the Company's Board of Directors on February 11, 1999 shall be granted a Non-Qualified Option to purchase 15,000 Shares as of that date.

   Subject to the availability of Shares under the Plan, upon the date of each annual meeting of stockholders (or special meeting in lieu thereof) in every year beginning in 1999, each Outside Director shall be granted a Non Qualified Option to purchase 5,000 Shares, provided that on such dates such Outside Director has been in the continued and uninterrupted service of the Company as a director of the Company since his or her election or appointment and is a director and is not an employee of the Company at such times.

   Each Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten years, and (iii) shall become cumulatively exercisable as to one-third of the Shares covered by each such Option beginning on the first anniversary of the grant date, as to two-thirds of the Shares covered by each such Option beginning on the second anniversary of the grant date, and as to all the Shares covered by each such Option beginning on the third anniversary of the grant date, provided that such Outside Director has continuously served as a member of the Board of Directors through such vesting date. Any director entitled to receive an Option grant under this Policy may elect to decline the Option.

   Except as otherwise provided in the pertinent Option Agreement, if a director who receives an Option pursuant to this Policy:

  a. ceases to be a member of the Board of Directors for any reason other than death or Disability, any then unexercised Options granted to such director may be exercised by the director within a period of 90 days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of Shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option; or

  b. ceases to be a member of the Board of Directors by reason of his or her death or Disability, any then unexercised Options granted to such director may be exercised by the director (or by the director's personal representative, or the director's Survivors) within a period of 180 days after the date the director ceases to be a member of the Board of Directors, but only to the extent of the number of Shares with respect to which the Options are exercisable on the date the director ceases to be a member of the Board of Directors, and in no event later than the expiration date of the Option.

DATED: February 11, 1999